SECURITIES AND EXHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)         December 7, 1998
                                                 -------------------------------

                                  SkyMall, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


      Nevada                       000-21657                  86-0651100
  ---------------                 ------------          ----------------------
  (State or Other                 (Commission               (IRS Employer
  Jurisdiction of                 File Number)          Identification Number)
   Incorporation)


                  1520 East Pima Street, Phoenix, Arizona 85037
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



Registrant's telephone number, including area code        (602) 254-9777
                                                   -----------------------------

ITEM 5: OTHER EVENTS

     On December 7, 1998, SkyMall, Inc., a Nevada corporation ("SkyMall"), entered into a Limited Master Agreement with OrderTrust, LLC ("OrderTrust"), pursuant to which OrderTrust agreed to market SkyMall's electronic mall to high-traffic Web sites. SkyMall will provide the merchandise content and certain back-end support services for those sites that agree to participate through OrderTrust. The program will initially be in place for a three-month trial period, at which time all parties will evaluate whether to continue the arrangement.

     Commencing December 8, 1998, a high-traffic Web portal became the first site to begin offering SkyMall's merchandise content and utilizing SkyMall's support services as a result of the agreement with OrderTrust. SkyMall's arrangement with OrderTrust is consistent with its strategy to focus the growth of its product offerings through internet and other electronic commerce methods. OrderTrust is not obligated to pay SkyMall any minimum amounts during the term of the agreement, and there can be no assurances that this relationship will be renewed beyond the trial period or result in any material revenues to SkyMall.

     Thomas J. Litle, a director of SkyMall, is also an officer, director, and principal shareholder of OrderTrust.

     THIS REPORT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THIS INFORMATION MAY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT WOULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO THE UNCERTAINTY OF SKYMALL'S RELATIONSHIP WITH ORDERTRUST, THE GROWTH OF INTERNET COMMERCE, AND OTHER FACTORS DETAILED BY SKYMALL IN ITS FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.




                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SKYMALL, INC.


                                       By: /s/ Robert M. Worsley
                                           -------------------------------------
                                           Robert M. Worsley
                                           President and Chief Executive Officer


     Date: December 9, 1998